     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 4, 1999


                                                       REGISTRATION NO. ___-____


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------
                                  SYLVAN INC.
             (Exact name of registrant as specified in its charter)

                NEVADA                                          25-1603408
    (State or other jurisdiction of                          (I.R.S. Employer
    incorporation or organization)                          Identification No.)

                                333 MAIN STREET
                         SAXONBURG, PENNSYLVANIA 16056
                                 (724) 352-7520
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                  SYLVAN INC.
                             1990 STOCK OPTION PLAN
                            (Full title of the plan)

                                   ----------
                                FRED Y. BENNITT
                                   SECRETARY
                                  SYLVAN INC.
                                333 MAIN STREET
                              SAXONBURG, PA 16056
                                 (724) 352-7520
          (Name and address, including zip code and telephone number, including area code, of agent for service)

                                    COPY TO:
                           DAVID L. DENINNO, ESQUIRE
                          REED SMITH SHAW & MCCLAY LLP
                                435 SIXTH AVENUE
                              PITTSBURGH, PA 15219

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================
              Title of                                        Proposed           Proposed
             securities                     Amount             maximum            maximum            Amount of
                to be                        to be         offering price        aggregate         registration
             registered                  registered(1)      per share(2)       offering price           fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per
share . . . . . . . . . . . . . . .         200,000           $11.00            $2,200,000             $612
====================================================================================================================

(1) Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance under the Sylvan Inc. 1990 Stock Option Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(h) and (c), the proposed maximum aggregate offering price for shares subject to stock options outstanding is based on the average of the high and low sales price of the Common Stock as reported by the Nasdaq(R) Stock Market listing for August 2, 1999 as quoted in The Wall Street Journal.


================================================================================

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         This Form S-8 Registration Statement is being filed pursuant to paragraph E of the general instructions to Form S-8 to register an additional 200,000 shares of Common Stock, $.001 par value per share, being offered under the Sylvan Inc. (the "Corporation") 1990 Stock Option Plan (the "Plan").

         The contents of the Corporation's initial Form S-8 Registration Statement with respect to the Plan, File No. 33-46797, which was filed with the Securities and Exchange Commission on March 27, 1992, and the second Form S-8 Registration Statement with respect to the Plan, File No. 33-83962, which was filed with the Securities and Exchange Commission on September 14, 1994, are hereby incorporated by reference to this Form S-8 Registration Statement, except to the extent modified below.

ITEM 8.  EXHIBITS.

         An exhibit index, containing a list of all exhibits filed herewith is included on page II-3.

                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE BOROUGH OF SAXONBURG, STATE OF PENNSYLVANIA, ON THE 30th DAY OF JULY, 1999.

                               SYLVAN INC.

                               BY /s/ Dennis C. Zensen
                                 -----------------------------------------------
                                 DENNIS C. ZENSEN
                                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Fred Y. Bennitt his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue thereof

         PURSUANT TO THE REQUIREMENTS OF THE ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 30th DAY OF JULY, 1999.

                  Name                                  Title
                  ----                                  -----


/s/ Dennis C. Zensen                       Chairman of the Board of Directors,
-------------------------------            President and Chief Executive Officer
Dennis C. Zensen                           (Principal Executive Officer)


/s/ Donald A. Smith                        Chief Financial Officer
-------------------------------            (Principal Financial and Accounting
Donald A. Smith                            Officer)


/s/ William L. Bennett
-------------------------------            Director
William L. Bennett


/s/ Monir K. Elzalaki
-------------------------------            President, Sylvan America, Inc.,
Monir K. Elzalaki                          Director


/s/ Virgil H. Jurgensmeyer
-------------------------------            Director
Virgil H. Jurgensmeyer


/s/ Donald T. Pascal
-------------------------------            Director
Donald T. Pascal

                                   SYLVAN INC.

                             1990 STOCK OPTION PLAN


                                   ----------


                             REGISTRATION STATEMENT
                                   ON FORM S-8

                                  Exhibit Index
                                  -------------

    No.                                    Document
  -------        ---------------------------------------------------------------

    5.1 Opinion of Reed Smith Shaw & McClay LLP, as to the legality of the Common Stock, filed herewith.

   23.1          Consent of Reed Smith Shaw & McClay LLP (included in Exhibit
                 5.1 filed herewith).

   23.2 Consent of Arthur Andersen LLP, independent accountants, filed herewith.

   24.1 Powers of Attorney (filed herewith as part of the signature pages).